UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2014

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
 (Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities.

Between the dates March 13, 2014 and May 23, 2014, AMP Holding Inc. (the “Company”) entered into subscription agreements with several accredited investors (the “May 2014 Accredited Investors”) pursuant to which the May 2014 Accredited Investors purchased an aggregate of 17,730,000 shares of the Company’s common stock for an aggregate purchase price of $1,773,000, together with common stock purchase warrants to acquire an aggregate of 8,865,000 shares of common stock at $0.15 per share for a period of three years.

On May 23, 2014, the Company and investors that provided capital or loans in the amount of $1,169,300 (the "Conversion Amount") entered into Conversion Agreements pursuant to which the parties converted the Conversion Amount into an aggregate amount of 11,693,000 shares of common stock of the Company and Common Stock Purchase Warrants to acquire an aggregate amount of 5,846,500 shares of common stock of the Company.  The Common Stock Purchase Warrants issued as part of the financing and conversion are exercisable for three years at an exercise price of $0.15.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of the above securities pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Subscription Agreement by and between AMP Holding Inc. and the May 2014 Accredited Investors

4.2	Form of Warrant by and between AMP Holding Inc. and the May 2014 Accredited Investors

4.3	Form of Conversion Agreement issued in May 2014

4.4	Form of Common Stock Purchase Warrant issued as part of the conversion in May 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: May 28, 2014	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

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